8

                   MUTUAL RELEASE AND RESCISSION OF AGREEMENT


         This MUTUAL RELEASE AND RESCISSION OF AGREEMENT, (the "Agreement") executed on December 17, 1999, between:

         (i) Space Innovations Limited, a company incorporated in England and Wales, ("SIL") of The Paddock, Hambridge Road, Newbury, Berkshire RG14, England;

         (ii) Persons whose names and address are shown in Exhibit A ("Former SIL Shareholders");

         (iii) SpaceDev, Inc., a company incorporated in Colorado, U.S.A., ("SpaceDev") of 13855 Stowe Dr., Poway, California, U.S.A.; and

         (iv)   James W. Benson, an individual

         The purposes of this Agreement is intended to effect the extinguishment of obligations as herein designated.

                                    RECITALS

         WHEREAS, Disputes and differences have arisen between the above referenced Parties with respect to that certain agreement in writing entered into between the parties on or about October 1, 1998, and entitled "Common Stock Exchange Agreement" (hereinafter the "Stock Agreement"). Said Stock Agreement is incorporated by reference, and is hereby made a part of this release;

         WHEREAS, The parties desire to resolve their disputes and differences, and wish to express their interest in working to cooperatively develop mutually beneficial and positive future working relations;

         WHEREAS, The parties recognize that the principal basis for the disputes and differences underlying this Agreement relate to statutory and regulatory rules, including those statutes and regulations concerning the transfer of technology overseas and as between parent and subsidiary corporations, which adversely effect the ability of the Parties to realize the benefits contemplated upon execution of the Stock Agreement;

         WHEREAS, The parties have agreed to execute this Agreement in settlement of such disputes and differences with the intent to allow SpaceDev and SIL to separately continue their business and operations.

         WHEREAS, The parties accept that various aspects of the Stock Agreement have not been performed including the fact that SpaceDev has not been registered as the holder of the shares in SIL and SpaceDev has not delivered shares to former SIL shareholders in accordance with the Stock Agreement. Also SIL shares have not been forwarded to SpaceDev in accordance with the Stock Agreement.

                                    ARTICLE 1
                                     RELEASE

         1.1 In consideration of the mutual relinquishment of their respective legal rights with reference to the above-mentioned disputes and differences, and in consideration of the execution of this mutual release, covenants by the parties and the payment of Two-Hundred and Eight Thousand pounds ((pound)208,000.00 U.K.) according to the terms of the Secured Promissory Note attached as Exhibit B and incorporated herein by this reference, each Party expressly releases the other, together with its officers, directors, employees, trustees, successors, assigns, agents, employees and legal representatives, from all liability for claims and demands arising out of the Stock Agreement or out of the management or operation of SpaceDev or SIL up to the date of this Agreement.

         1.2 The Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Stock Agreement, or the subject matter of this Agreement, but it is their intention to fully and finally and forever settle and release all matters, disputes and differences, known and unknown, suspected and unsuspected, which now exist, may exist or heretofore have existed between them. In furtherance of this intention, the releases herein shall be and will remain in effect as full and complete general releases, except as otherwise provided herein, notwithstanding the discovery or existence of any such additional or different facts.

                                    ARTICLE 2
                      RESCISSION OF CONTRACT AND COVENANTS

         2.1 The Parties mutually agree that the above-mentioned Stock Agreement entered into between the Parties on or about October 1, 1998, shall be and is hereby rescinded, terminated and cancelled as of the date first written above.

         2.2 Receipts from the assignment of proceeds from the FEDSAT Contract shall be used to pay down the existing First National Bank ("FNB") line of credit due and outstanding (principal, accrued interest, and other costs) from the date of this Agreement. The line of credit shall remain unchanged as existing between FNB and SIL. SIL agrees that the existing balance will be reduced by twenty-five percent (25%) of the value of each FedSat invoice payment processed through the said line of credit until the line is paid down to zero. SIL agrees that it shall pay all interest expense associated with balance on the line of credit during the payoff process.

         2.3 Upon the full payment of all outstanding amounts related to the line of credit at First National Bank or any other applicable financial institution, SIL agrees to cause the extinguishment of any guarantee or indemnity by SpaceDev and or James W. Benson as the guarantor or indemnitor provided that, if Clause 2.2 is complied with, neither SpaceDev nor James W. Benson shall terminate or attempt to terminate or revoke their existing guarantees in respect to the line of credit.

         2.4 All proprietary information, IPR and all technical documentation previously supplied to SpaceDev or SIL and copies thereof, shall be returned to the originating party within ten (10) days from the date first written above.


                                    ARTICLE 3
                               GENERAL PROVISIONS

         3.1 In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law. If the Parties, or any of them, should later discover that any fact they relied upon in entering this Agreement is not true, or that their understanding of the facts or law was incorrect, the Parties shall not be entitled to seek rescission of this Agreement by reason thereof. This Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.

         3.2 Neither the negotiation nor the execution of this Agreement, nor anything contained or incorporated herein shall be deemed or otherwise alleged to constitute, any admission or concession of liability or wrongdoing on the part of any Party, or any other form of admission with respect to any matter, thing or dispute whatsoever. Any such liability or wrongdoing is expressly denied.

         3.3 Each Party warrants that it is represented by competent counsel with respect to this Agreement and all matters covered by it, and it has been fully advised by said counsel with respect to its rights and obligations and with respect to the execution of this Agreement. SIL and the former SIL Shareholders are not conversant on California Laws.

         3.4 Each Party warrants that no promise, inducement or agreement not expressed herein has been made in connection with this Agreement. This Agreement constitutes the entire agreement between the Parties and supercedes and replaces all prior negotiations or proposed agreements, written or oral.

         3.5 This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of each of the Parties.

         3.6 The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by all Parties, and no Party shall urge otherwise.

         3.7 The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Agreement.

         3.8 This Agreement shall be construed and enforced pursuant to the laws of the State of California and SpaceDev warrants that this Agreement is assumed enforceable under California laws.

         3.9 Should any provision of this Agreement be held illegal, such illegality shall not invalidate the whole of this Agreement; instead, the Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the Parties shall be construed and enforced accordingly.

         3.10 This Agreement may be executed in multiple originals, each of which is equally admissible in evidence and shall be deemed to be one and the same instrument. This Agreement shall not take effect until each Party has signed a counterpart. It shall only be necessary to produce one of such counterpart in making proof of this Agreement. It is further agreed that a facsimile signature shall be deemed an original.

         3.11 Each Party shall pay its own expenses incident to the transaction contemplated by this Agreement, including but not limited to the fees, expenses and disbursements of their respective advisors, accountants and counsel. Further, each Party shall pay its own costs, including any regulatory costs, tax or duty associated with the transfer or cancellation of any shares contemplated by this Agreement.

         3.12 Each Party represents and warrants that it has the full power and authority to enter into this Agreement and to perform all transactions, duties and obligations herein set forth. Each signatory to this Agreement who signs on behalf of a Party represents and warrants that he or she has the authority to sign on behalf of that Party.

         3.13 Each Party recognizes that certain Former SIL Shareholders who are intended signatories to this Agreement currently live abroad, outside of the United States and/or the United Kingdom. Further, each Party recognizes that receipt of the signatures from said Former SIL Shareholders may delay execution of the agreement by all Parties, and that accordingly provisions are appropriately made to address and ameliorate the effects of any delay. Therefore, the following additional representations and agreements are made.

                  a) SIL represents, by and through the signature of its agent below, that all Former SIL Shareholders approve of this Agreement, including all those Former SIL Shareholders living abroad and/or those whose signatures are not obtained by Friday, December 17, 1999. Further, SIL represents it will exercise its best efforts to secure the signatures of all Former SIL Shareholders, including those living abroad, and that said signatures shall be obtained by SIL, at its expense, no later than 12:00 am Greenwich, England time December 24, 1999. Until such time as SIL is able to obtain signatures from all Former SIL Shareholders, SIL agrees that it will not recapitalize, or offer any shares of its stock for sale without the express written consent SpaceDev.
Such consent from SpaceDev shall not be unreasonably withheld.

                  b) Each Party signing this Agreement, whether such signature is provided in an individual or representative capacity, agrees to be bound and beholden to the Agreement as against every other Party who has signed this Agreement, notwithstanding the absence of the signature(s) of one or more Former SIL Shareholders; provided however that this provision shall remain ineffective until SIL, SpaceDev and a majority of Former SIL Shareholders have signed this Agreement.

         3.14 On or about the execution date of this Agreement, SpaceDev shall issue a press release or make a public statement concerning the mutual release and rescission of the Stock Agreement which shall be previously agreed by SIL as to its contents and wording. Neither party shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, or other facts related to this Agreement or the Stock Agreement without the express written approval and consent of the other parties. The former SIL Shareholders hereby authorize SIL to give such consent on their behalf. Notwithstanding the above condition, should SpaceDev reasonably believe that any information regarding this Agreement or its prior dealings with SIL must be disclosed due to SEC Regulations or Rulings, in the sole interpretation of SpaceDev, then SpaceDev shall be entitled to make any such required public announcement without the requirement of written consent of SIL. Notwithstanding the above condition, should SIL reasonably believe that any information regarding this Agreement or its prior dealings with SpaceDev must be disclosed due to any United Kingdom Regulations or Rulings, in the sole interpretation of SIL, then SIL shall be entitled to make any such required public announcement without the requirement of written consent of SpaceDev.

         3.15 Upon the execution of this Agreement, the Parties agree that it shall not make any defamatory or disparaging statements, either orally or in writing, about the parties to this Agreement, its businesses, products and services or officers or directors of the parties or affiliates or subsidiaries. The word "disparage" shall mean making comments to a person not a party to this Agreement which would be actionable under legal principles of defamation or which may materially cause damage to the reputation of a party to this Agreement.

         IN WITNESS HEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first written above.

SPACE INNOVATIONS LIMITED
a United Kingdom Corporation

------------------------------------
Director

/s/ Guglielmo Aglietti
------------------------------------
Guglielmo Aglietti


/s/ Javad Anzalchi
------------------------------------
Javad Anzalchi


/s/ Antony James Barrington Brown
------------------------------------
Antony James Barrington Brown


/s/ Dennis Robert Brindley
------------------------------------
Dennis Robert Brindley


/s/ Mark Richard Cantrill
------------------------------------
Mark Richard Cantrill


/s/ John Leonard Culhane
------------------------------------
John Leonard Culhane


/s/ Robert James Ely
------------------------------------
Robert James Ely


/s/ Fergus Berkley Stewart Glen
------------------------------------
Fergus Berkley Stewart Glen


/s/ Gary Simon Heelas
------------------------------------
Gary Simon Heelas


/s/ Joan Ellen Holloway
------------------------------------
Joan Ellen Holloway


/s/ Horace Kit Keung Ngan
------------------------------------
Horace Kit Keung Ngan


/s/ Roger Stuart Shearman
------------------------------------
Roger Stuart Shearman

/s/ Anthony Kim Ward
------------------------------------
Anthony Kim Ward


/s/ Peter Charles Watson
------------------------------------
Peter Charles Watson


SPACEDEV, INC.,
a Colorado corporation

/s/ James Benson
------------------------------------
James Benson, President



James Benson, an individual

/s/ James Benson
------------------------------------
JAMES BENSON

                                    EXHIBIT A
                   FORM SPACE INNOVATIONS LIMITED SHAREHOLDERS
                   -------------------------------------------

NAME                                                      ADDRESS
---------------------------------- -------------------------------------------------------

Guglielmo Aglietti                 18 Litchfield Road
                                   Southampton, Hants
                                   SO18 2BL
---------------------------------- -------------------------------------------------------

Javad Anzalchi                     89 Thornbridge Road, Iver Heath,
                                   Bucks SL0 0QB
---------------------------------- -------------------------------------------------------

Antony James Barrington Brown      Peel Cottage,  Butt Street, Ludgershall, Andover,
                                   Hants SP11 9QQ
---------------------------------- -------------------------------------------------------

Dennis Robert Brindley             Greenfields, Water Lane, Thatcham, Newbury, Berks
                                   RG19 8SH
---------------------------------- -------------------------------------------------------

Mark Richard Cantrill              16 Chapel Court, Hungerford, Berks RG17 0HW
---------------------------------- -------------------------------------------------------

John Leonard Culhane               24 Warnham Road, Horsham, Sussex RH12 2QU
---------------------------------- -------------------------------------------------------

Robert James Ely                   4 Hurst Close, Wallingford, Oxon OX10 9BQ
---------------------------------- -------------------------------------------------------

Fergus Berkley Stewart Glen        "Talisker", Graces Lane, Chieveley, Newbury, Berks
                                   RG20 8XG
---------------------------------- -------------------------------------------------------

Gary Simon Heelas                  10 Windermere Road, Reading
                                   Berks RG2 7HP
---------------------------------- -------------------------------------------------------

Joan Ellen Holloway                Copperfield, Wildhern, Andover, Hampshire SP11 OJE
---------------------------------- -------------------------------------------------------

Horace Kit Keung Ngan              64 Kennedy Road, Hong Kong

---------------------------------- -------------------------------------------------------

Roger Stuart Shearman              8 Amport Close, Lytchpit, Basingstoke RG24 8UU
---------------------------------- -------------------------------------------------------

Anthony Kim Ward                   31 Sutton Wick Lane, Drayton, Abingdon, Oxon OX14 4HH
---------------------------------- -------------------------------------------------------

Peter Charles Watson               6 Aird Close, Fairacres, Woolton Hill, Newbury, Berks
                                   RG20 9UH
---------------------------------- -------------------------------------------------------

                                   EXHIBIT B
                                 PROMISSORY NOTE
                                 ---------------

(pound)208,000.00                                              DECEMBER 17, 1999


     1. AGREEMENT TO PAY. As stated in this Note, for value received, Space Innovations Limited, a company incorporated in England and Wales, ("Maker"). promises to pay to SpaceDev, Inc., a Colorado corporation ("Holder"), the principal sum of Two Hundred Eight Thousand Pounds (pound)208,000.00), in twenty-four (24) monthly equal installments of (pound)8,666.67 beginning March 20, 2000.

     2. PREPAYMENT. The privilege is reserved to make, at any time(s), without penalty or charge, prepayments of the amount due and outstanding.

     3. PROMPT PERFORMANCE Upon failure to make a punctual payment required by this Note, or upon the breach of Maker under the Mutual Release and Rescission of Agreement of even date herewith. Holder shall give Maker seven (7) days notice of Holder's intent to declare this Note due in full. If Maker does not make the required payment within thirty (30) days, then, without further notice to Maker, Holder may declare the Note due in full and take the appropriate action deemed by Holder to be in its best interest to enforce the terms of this Note. Waiver of the right to so accelerate the maturity of obligations hereunder will be effective only if set forth in a written instrument signed by Holder; failure to exercise, or delay in exercising, the right will not be construed as a waiver of the right.

     4. LATE CHARGE. Maker acknowledges that if any amount is not paid when due, Holder will incur additional costs. The exact amount of these additional costs (which include, but are not limited to, processing and accounting charges as well as loss of the use of the money due) is difficult and impracticable to assess. Maker acknowledges that a sum equal to 4% of the late payment is, under the circumstances existing at the time this Note is made, a reasonable late charge, and Maker will pay the late charge when due. The late charge will become immediately due ten (10) days after the mailing to Maker, or any other person known by Holder to be liable for the payment of this Note, of written notice of the delinquency of the payment.

     5. LAWFUL MONEY, WAIVER, ETC. Payments due under this Note will be paid in lawful money of the United Kingdom. Every party who is now or hereafter becomes liable for the payment of this Note waives diligence, presentment. protest, demand for payment, notice of protest. dishonor and notice of nonpayment of this Note.

     6. ATTORNEYS' FEES. If Holder (i) commences a judicial action or nonjudicial proceeding on this Note or (ii) engages an attorney to appear in any judicial action or nonjudicial proceeding commenced by any person concerning this Note. Maker will pay reasonable attorneys' fees.

     7. GENERAL PROVISIONS. "Holder" includes each successor holder of this Note. Captions in this Note are for convenience only and do not define, describe or limit the scope or intent of this Note.


MAKER:                                       HOLDER:
SPACE INNOVATIONS LIMITED                    SPACEDEV, INC.


/s/ Dennis Brindley                          /s/ James W. Benson
-----------------------------                -----------------------------
Dennis Brindley, Director                    James W. Benson, Chairman